UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Rule 12g-3(a))

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2013

BankGuam Holding Company

(Exact name of registrant as specified in its charter)

Guam	000-54483	96-0002144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box BW Hagatna, Guam	96910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (671) 472-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers

Employment Agreement of Executive Vice President and Chief Operating Officer.

On June 27, 2013, William D. Leon Guerrero, the Executive Vice President and Chief Operating Officer of BankGuam Holding Company (the “Company”), entered into an Employment Agreement with the Company’s sole subsidiary, Bank of Guam (the “Bank”), to act as the Executive Vice President and Chief Operating Officer of the Bank, effective June 1, 2013 to expire May 31, 2018. The Board of Directors of the Bank at their meeting of April 22, 2013 approved William D. Leon Guerrero’s Employment Agreement. The Employment Agreement provides for, among other things, the payment of an annual base salary of $252,000 with annual CPI adjustments. The Employment Agreement provides for an incentive bonus equal to 1.75% of the net profits after taxes of the Bank or $150,000, whichever is less, payable in capital stock of the Bank or in cash or a combination thereof. The incentive bonus shall be reduced by 5% to 100% if the Bank does not meet certain objectives, which are set forth in the Employment Agreement, as measured by return on assets, return on equity, Federal Deposit Insurance Corporation ratings, level of adversely classified assets or the Bank’s efficiency performance. William D. Leon Guerrero also receives certain other personal benefits including (a) a group term life insurance policy in the amount of $700,000 maintained by the Bank, (b) use of an automobile and compensation for operating expenses, (c) certain memberships and personal benefits, (d) the right to participate in the Bank’s group health insurance, accident insurance and disability insurance plans, (e) a life insurance, at the Bank’s sole expense and cost, in the sum of $500,000.00, and (f) a bank owned life insurance that offers retirement benefits that is or will be made generally available to the Bank’s executive employees, at the Bank’s sole expense and cost. Upon disability, William D. Leon Guerrero would receive his base salary, adjusted for the CPI increases, together with all incentive bonuses for the remainder of the term of the Employment Agreement. The Employment Agreement also provides for the executive to receive his incentive bonus in the form of Tandem Phantom Stock Units/Stock Options rather than cash, a Survivor Income Plan with a death benefit of $1,060,606 and a Supplemental Executive Retirement Plan (“SERP”) which pays out for a period of 15 years the amount of $100,000 per annum after 10 years from the date of the SERP contract, at the Bank’s sole expense and cost.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

10.07	Employment Agreement dated June 27, 2013 between Bank and William D. Leon Guerrero

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKGUAM HOLDING COMPANY

Date: June 28, 2013
	By:	/s/ LOURDES A. LEON GUERRERO
Lourdes A. Leon Guerrero,
President and Chief Executive Officer

EXHIBIT LIST

Exhibit No.	Description of Exhibit

10.07	Employment Agreement dated June 27, 2013 between Bank and William D. Leon Guerrero.